Exhibit 10.2

ACTION BY WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF
GAWK INCORPORATED

The undersigned, being the sole directors of Gawk Incorporated, a Nevada corporation (the “Corporation”), hereby consents to and adopts the following resolutions pursuant to the provisions of Nevada Statutes.

WHEREAS, pursuant to the Warrant Agreement dated November 14, 2013 entitling Poker Junkies, LLC to purchase from the Corporation, 8,000,000 shares of Series B Preferred Stock , the Board of Directors of the Corporation have elected to extend the warrant expiration date to June 30, 2014 ;

Based on motions duly made and seconded, the following Resolutions were approved:

NOW, THEREFORE, BE IT RESOLVED, pursuant to the Warrant Agreement dated November 14, 2013 entitling Poker Junkies, LLC to purchase from the Corporation, 8,000,000 shares of Series B Preferred Stock , the Board of Directors of the Corporation have elected to extend the warrant expiration date to June 30, 2014 ;

RESOLVED FURTHER, that the officers of the Corporation, acting singly, for and on behalf of the Corporation, are hereby authorized to execute any and all documents and perform any and all acts that they, in their sole discretion, deem necessary or appropriate to affect the aforesaid Resolutions.

IN WITNESS WHEREOF, the undersigned Directors of the Corporation do hereby execute this Consent to Action to be effective as of December 30, 2013.

Director

Director